Exhibit 10.7

COMMERCE TECHNOLOGIES, INC.

1999 STOCK OPTION PLAN

NONQUALIFIED STOCK OPTION AGREEMENT

This Nonqualified Stock Option Agreement (the “Option Agreement”), dated as of the    day of         , 20   (the “Effective Date”), is between Commerce Technologies, Inc., a New York corporation (the “Corporation”), and                             (the “Optionee”), an employee of the Corporation or of a parent or subsidiary of the Corporation (a “Related Company”).

WHEREAS, the Corporation desires to provide the Optionee with the opportunity to acquire shares of common stock of the Corporation (“Common Stock”) in accordance with the provisions of the Commerce Technologies, Inc. 1999 Stock Option Plan (the “Plan”), a copy of which is attached hereto;

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto, intending to be legally bound hereby, agree as follows:

1.                                      Grant of Option.  The Corporation hereby grants to the Optionee the right and option (the “Option”) to purchase all or any part of an aggregate of         shares of Common Stock as approved by the Board of Directors of the Corporation on                      (the “Grant Date”).  The Option is in all respects limited and conditioned as hereinafter provided, and is subject in all respects to the terms and conditions of the Plan now in effect and as it may be amended from time to time (but only to the extent that such amendments apply to outstanding options).  Such terms and conditions are incorporated herein by reference, made a part hereof, and shall control in the event of any conflict with any other terms of this Option Agreement.  This Option is a nonqualified stock option (“NQSO”).

2.                                      Exercise Price.  The purchase price of the shares of Common Stock covered by this Option shall be $      per share.  It is the determination of the Corporation’s stock option Committee (the “Committee”) that on the Effective Date the exercise price was not less than the greater of (i) 100% (110% for an Optionee who owns more than 10% of the total combined voting power of all shares of stock of the Corporation or of a Related Company — a “More-Than-10% Owner”) of the “Fair Market Value” (as defined in the Plan) of a share of the Common Stock, or (ii) the par value of the Common Stock.

3.                                      Term.  Unless earlier terminated pursuant to any provision of the Plan or this Option Agreement, this Option shall expire on the day preceding the 10 year anniversary of the Effective Date (the “Expiration Date”).  This Option shall not be exercisable on or after the Expiration Date.

4.                                      Exercise of Option.  This Option shall vest and become exercisable on and after the first anniversary of                   (the “Vesting Start Date”), in the following percentages of the total number of shares stated in Paragraph 1, provided the Optionee’s employment has not terminated as of or prior to the applicable anniversary date:

		Cumulative
	Percentage	Percentage
	Exercisable	Exercisable

First Anniversary of Vesting Start Date	25%	25%

Second Anniversary of Vesting Start Date	an additional 25%	50%

Third Anniversary of Vesting Start Date	an additional 25%	75%

Fourth Anniversary of Vesting Start Date	an additional 25%	100%

The Committee may accelerate the exercise date of the Option, in its discretion, if it deems such acceleration to be desirable.  Once the Option becomes exercisable, it will remain exercisable until it is exercised or until it terminates.

5.                                      Method of Exercise.  Subject to the terms and conditions of this Option Agreement and the Plan, the Option may be exercised by written notice to the President of the Corporation at the address for the Corporation’s set forth on the signature page of this Option.  Such notice (in the form attached hereto) shall state the election to exercise the Option and the number of whole shares with respect to which it is being exercised; shall be signed by the person or persons so exercising the Option; shall, unless the Corporation otherwise notifies the Optionee, be accompanied by the investment certificate referred to in Paragraph 6; and shall be accompanied by payment of the full exercise price of such shares.  This Option may be exercised in units of one hundred (100) shares or multiples thereof.

The exercise price shall be paid to the Corporation in cash, or by certified check, bank draft, or postal or express money order.

Following receipt of notice of exercise and payment, the Corporation shall deliver or cause to be delivered a share certificate or certificates representing the shares with respect to which the Option is so exercised, or make book entry record of such shares.  Such certificate(s) shall be registered (or book entry record shall be made) in the name of the person so exercising the Option or, if the Option is exercised by the Optionee and if the Optionee so requests in the notice exercising the Option, shall be registered in the name of the Optionee and the Optionee’s spouse, jointly, with right of survivorship, and, in the case of certificate(s), shall be delivered as provided above to, or upon the written order of, the person exercising the Option.  In the event the Option is exercised by any person after the death or “Disability” (as defined in the Plan) of the Optionee, the notice shall be accompanied by appropriate proof of the right of such person to exercise the Option.  All shares that are purchased upon exercise of the Option as provided herein shall be fully paid and non-assessable.

6.                                      Shares to be Purchased for Investment.  Unless the Corporation has theretofore notified the Optionee that a registration statement covering the shares to be acquired upon the exercise of the Option has become effective under the Securities Act of 1933, as amended (the “1933 Act”), and the Corporation has not thereafter notified the Optionee that such registration statement is no longer effective, it shall be a condition to any exercise of this Option that the shares acquired upon such exercise be acquired for investment and not with a view to distribution, and the person effecting such exercise shall submit to the Corporation a certificate of such investment intent, together with such other evidence supporting the same as the Corporation may request.  The Corporation shall be entitled to restrict the transferability of the shares issued upon any such exercise to the extent necessary to avoid a risk of violation of the 1933 Act (or of any rules or regulations promulgated thereunder), or of any state laws or regulations.  Such restrictions may, in the discretion of the Corporation, be noted or set forth in full on the share certificates.

7.                                      Non-Transferability of Option.  This Option is not assignable or transferable, in whole or in part, by the Optionee other than by will or by the laws of descent and distribution.  During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee or, in the event of his or her Disability, by his or her guardian or legal representative.

8.                                      Termination of Employment.  If the Optionee’s employment with the Corporation or a Related Company terminates for any reason other than death or disability prior to the Expiration Date, this Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of such termination, or to any greater extent permitted by the Committee, in its discretion, by the Optionee at any time prior to the earlier of (i) the Expiration Date, or (ii) three (3) months after such termination of employment.  If termination is for “cause,” this Option shall terminate on the date of such termination.  “Cause” shall be deemed to exist if a majority of the members of the board of directors determine that the Optionee has (a) caused substantial harm to the Corporation with intent to do so or as a result of the Optionee’s gross negligence in the performance of his or her duties;  (b) failed to make a good faith effort to carry out his or her duties;  (c) wrongfully and substantially enriched himself or herself at the expense of the Corporation; or (d) been convicted of a felony.

9.                                      Disability.  If the Optionee incurs a Disability during his or her employment and, prior to the Expiration Date, the Optionee’s employment is terminated as a consequence of such Disability, this Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of such termination, or to any greater extent permitted by the Committee, in its discretion, by the Optionee (or in the event of the Optionee’s legal Disability, by the Optionee’s legal representative) at any time prior to the earlier of (i) the Expiration Date, or (ii) twelve (12) months after such termination of employment.

10.                               Death.  If the Optionee dies during his or her employment and prior to the Expiration Date, or if the Optionee’s employment is terminated for any reason (as described in Paragraphs 8 and 9) and the Optionee dies following his or her termination of employment but prior to the earlier of the Expiration Date or the expiration of the period determined under Paragraph 8 or 9, this Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of his or her death, or to any greater extent permitted by the Committee, in its discretion, by the Optionee’s estate, personal representative, or beneficiary who acquired the right to exercise this Option by bequest or inheritance or by reason of the Optionee’s death, at any time prior to the earlier of (i) the Expiration Date, or (ii) three (3) months after the date of the Optionee’s death.

11.                               Corporation’s Right to Repurchase Common Stock.  Any shares of Common Stock issued upon the exercise of Options granted under the Plan shall be subject to this Paragraph 11 until the date the Corporation completes a public offering of its Common Stock under the 1933 Act.

(a)                                 Upon termination of an Optionee’s employment with the Corporation and all Related Companies for any reason, including death, disability, voluntary resignation, and involuntary termination with or without cause, the Corporation shall have the right, but not the obligation, to purchase all, or any whole number of shares less than all, of the shares of Common Stock then owned by the Optionee or owned by the Optionee after the exercise of Options pursuant to Paragraphs 8, 9 or 10 (the “Repurchase Right”).  The purchase price of the shares pursuant to the Repurchase Right shall be the fair market value thereof.

(b)                                 The Repurchase Right shall expire one year after the later of (i) the date of the Optionee’s termination of employment, or (ii) the date on which the right of the Optionee or his or her legal representative, estate, personal representative, or beneficiary, as the case may be, to exercise the Option covering the shares of Common Stock expires, unless the Corporation has given written notice to the Optionee (or the Optionee’s legal representative, estate, personal representative, or beneficiary) of its exercise of the Repurchase Right, prior to the expiration of such one-year period.

(c)                                  The fair market value of the shares of Common Stock shall be determined, for purposes of this Paragraph 11, as of the date the Corporation gives the Optionee (or the Optionee’s legal representative, estate, personal representative, or beneficiary) written notice of its exercise of the Repurchase Right.

(d)                                 Closing with respect to the repurchase of shares of Common Stock by the Corporation shall take place at the Corporation’s principal office not more than 30 calendar days following the date of the Corporation’s notice of its intention to repurchase the shares.  The purchase price of such shares shall be paid in cash, by check, or by wire transfer.  The Corporation may pay the purchase price for such shares by offsetting amounts outstanding under any bona fide debts owed by the Optionee to the Corporation.  The Corporation shall be entitled to receive customary representations and warranties from the sellers regarding such sale and to require all sellers’ signatures to be guaranteed.

12.                               Governing Law.  This Option Agreement shall be governed by the applicable Code provisions to the maximum extent possible.  Otherwise, the laws of New York (without reference to principles of conflicts of law) shall govern the operation of, and the rights of the Optionee under, the Plan and Options granted thereunder.

13.                               Internal Revenue Code 409A. The Plan, this Option Agreement and the transactions under this agreement are intended by the Corporation to be administered and operated in such a manner that no tax, interest or penalty is incurred under Section 409A(a)(1) of the Internal Revenue Code, and that the Plan and this Option Agreement shall be interpreted in a manner consistent with such intent.  If any provision of this Option Agreement could cause the Optionee to be subject to any tax, interest or penalty under Section 409A(a)(1) of the Internal Revenue Code, such provision shall be modified or deleted as the parties shall agree in order to maintain, to the maximum extent practicable, the original intent of such provision without subjecting the Optionee to such consequences.

14                                  Right to Participate in Stock Option Liquidity Program. The Optionee shall have a right to tender the vested portion of this Option in the Company’s Stock Option Liquidity Program on the terms and conditions set forth in the Stock Option Liquidity Program documents, a copy of which accompanies this Option Agreement, until the Stock Option Liquidity Program terminates in accordance with its terms.

IN WITNESS WHEREOF, the Corporation has caused this Incentive Stock Option Agreement to be duly executed by its duly authorized officer, and the Optionee has hereunto set his or her hand and seal, all as of the day and year first above written.

COMMERCE TECHNOLOGIES, INC.

By:
Francis J. Poore, President/CEO

Address:

Optionee

Street Address

City, State, Zip Code

Social Security Number

COMMERCE TECHNOLOGIES, INC.

1999 STOCK OPTION PLAN

Notice of Exercise of Nonqualified Incentive Stock Option

I hereby exercise the nonqualified stock option granted to me pursuant to the Stock Option Agreement dated as of               , 20  , by Commerce Technologies, Inc. (the “Corporation”), with respect to the following number of shares of the Corporation’s common stock (“Shares”), par value $0.001 per Share, covered by said option:

Number of Shares to be purchased
Purchase price per Share	$
Total purchase price	$

Enclosed is cash or my certified check, bank draft, or postal or express money order in the amount of $         in full payment for such Shares.

I understand that this exercise will not be effective until I satisfy any applicable tax withholding obligations in connection with this exercise.

Please make book entry record of the purchased shares (or have the certificate or certificates representing the purchased Shares registered) in the following name or names:

If share certificates are issued, such certificates should be sent to

.

If the condition in Paragraph 6 (“Shares to be Purchased for Investment”) of the Stock Option Agreement related to the Shares purchased hereby is applicable, the undersigned hereby certifies that the Shares purchased hereby are being acquired for investment and not with a view to the distribution of such Shares.

Dated: , 20
Optionee’s Signature